EX-99.1

Shoe Carnival Acquires Rogan’s Shoes and Announces Full Year Fiscal 2023 Preliminary Results

Acquisition Expected to Generate Over $10 Million in Operating Income Post Integration Completion

Provides Market Leadership in Wisconsin and Expands Retail Store Presence into Minnesota

Evansville, Indiana, February 13, 2024 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”) announced today that it has acquired Rogan Shoes, Incorporated (“Rogan’s”), a 53-year-old work and family footwear company with 28 store locations in Wisconsin, Minnesota, and Illinois, for a purchase price of $45 million, subject to further adjustments, and funded entirely with cash on hand.

The acquisition is expected to be immediately accretive to the Company’s fiscal 2024 earnings and generate approximately $84 million in sales and approximately $10 million in operating income, excluding transaction and integration costs. The Company has an 18-month integration plan in place and expects to capture an additional $1.5 million in synergies annually and to realize half of the profit synergies by fiscal 2025 and the full amount by fiscal 2026. Strategic and cost synergies will be achieved by integrating Rogan’s into the Shoe Station growth banner and leveraging the Company’s existing systems and capabilities.

The Rogan’s acquisition advances the Company’s strategy to be the nation’s leading family footwear retailer. It immediately positions the Company as the market leader in Wisconsin, and it establishes a store base in Minnesota, creating additional expansion opportunities. Following the integration of the acquisition into the Company’s Shoe Station growth banner, the combined banner sales are expected to surpass $200 million by fiscal 2025. With the acquisition, the Company’s store count increases to an all-time high of 429, keeping the Company on track to achieve its target to operate over 500 stores in 2028.

Mark Worden, President & Chief Executive Officer of Shoe Carnival stated, “Our growth strategy is focused on becoming the nation’s leading family footwear retailer through a combination of organic growth initiatives and M&A activity that expands our geographic footprint and customer base. Over the past five decades the Rogan family has built a brand that is well known and trusted throughout the state of Wisconsin. As such, they have established a clear market leadership position in Wisconsin for work and family footwear, with a compelling assortment, great customer service, and a highly committed team of employees.”

“I am excited about the new opportunities for Rogan’s as it becomes part of the Shoe Carnival family,” said Pat Rogan, Chief Executive Officer of Rogan’s. “We share a strong focus on customers and employees and this transaction provides the additional scale and expertise to drive future growth, create efficiencies and expand profitability with that shared focus as the foundation,” Mr. Rogan added.

Fiscal 2023 Preliminary Results

For the fiscal year ended February 3, 2024, the Company achieved the high end of management’s sales expectations with net sales of $1.176 billion, driven by strong sales growth during the December holiday period. Diluted earnings per share are in line with expectations to be between $2.65 - $2.75, with preliminary results in the mid-range, excluding any transaction costs related to the Rogan’s acquisition.

The Company’s inventory optimization plan over delivered annual expectations, reducing inventory levels over $40 million, or over 10 percent, compared to the prior year.

The Company ended fiscal 2023 with over $110 million of cash, cash equivalents and marketable securities on hand, an increase of over $45 million versus the prior year. Fiscal year 2023 marks the 19th consecutive year the Company ended the year with no debt, fully funding operations, new store growth, and store remodels entirely with cash on hand. Additionally, the Company is funding the Rogan’s acquisition entirely with cash flow generated in fiscal 2023.

The foregoing expected results are preliminary and remain subject to the completion of normal quarter and year end accounting procedures and closing adjustments.

The Company will provide its guidance for fiscal 2024 in March when it reports final audited financial results for fiscal 2023. On a preliminary basis, the Company currently expects to grow fiscal 2024 total net sales in the low mid-single digit range, driven by the newly acquired Rogan’s business, Shoe Station banner growth, e-commerce growth and continued CRM expansion. Partially offsetting these growth drivers is the comparison to the 53rd week in fiscal 2023 that will not recur in fiscal 2024 and the expectation of a challenging economic backdrop continuing in early 2024.

Advisors on the Acquisition

KPMG LLP served as financial and due diligence advisor to Shoe Carnival and Faegre Drinker Biddle & Reath LLP served as its legal advisor in connection with the Rogan’s acquisition. TM Capital served as exclusive financial advisor to Rogan’s.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of February 13, 2024, the Company operates 429 stores in 36 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL. Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

About Rogan’s

Founded in 1971 with its first store in Wisconsin, Rogan’s is one of the nation’s largest independent shoe retailers, with 28 stores in three midwestern states – Wisconsin, Minnesota and Illinois. With over 600 employees, Rogan’s carries over 100 name brands and thousands of styles of footwear for men, women, children, infants and toddlers.

Contact Information

Steve R. Alexander

Shoe Carnival – Vice President Investor Relations

(812) 306-6176

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about our preliminary financial results for fiscal 2023, our preliminary sales expectations for fiscal 2024, the expected impact of the Rogan’s acquisition on our operations, financial results, markets and strategies, the integration of the Rogan’s business, our expected future store count and store growth, our ability to grow the Rogan’s brand, and our ability to achieve the strategic objectives, synergies, efficiencies and other benefits expected to be realized from our acquisition of the Rogan’s business.

A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to effectively integrate Rogan’s, retain Rogan’s employees, and achieve the expected operating results, synergies, efficiencies and other benefits from the Rogan’s acquisition within the expected time frames, or at all; risks that the Rogan’s acquisition may disrupt our current plans and operation or negatively impact our relationship with our vendors and other suppliers; our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; our ability to maintain current promotional intensity levels; the effects and duration of economic downturns and unemployment rates; our ability to achieve expected operating results, synergies, and other benefits from the Shoe Station acquisition within expected time frames, or at all; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; the duration and spread of a public health crisis, such as COVID-19, and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments.; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.